As filed with the Securities and Exchange Commission on November 8, 2023

Registration No. 333-270558

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AI TRANSPORTATION ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 East 53rd Street, Suite 3001

New York, NY 10022

+ (86) 1350 1152063

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yongjin Chen

Chief Executive Officer

AI TRANSPORTATION ACQUISITION CORP

10 East 53rd Street, Suite 3001

New York, NY 10022

+ (86) 1350 1152063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis, Esq. Rimon, P.C. 1990 K. Street, NW, Suite 420 Washington, DC 20006 Telephone: (202) 935-3390	Mitchell S. Nussbaum, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AI Transportation Corp is filing this Amendment No. 7 to the Registration Statement on Form S-4 (File No. 333-265353) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

3.1**	Memorandum of Association

3.2**	Form of Amended and Restated Memorandum and Articles of Association

4.1**	Specimen Unit Certificate

4.2**	Specimen Ordinary Share Certificate

4.3**	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant

4.4**	Specimen Rights Certificate

5.1*	Form of Opinion of Rimon, P.C.

5.2**	Opinion of Ogier (Cayman) LLP – Cayman Islands

10.1**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.2**	Form of Registration Rights Agreement among the Registrant and certain securityholders

10.3**	Form of Placement Unit Purchase Agreement between the Registrant and AI TRANSPORTATION CORP

10.4**	Form of Indemnity Agreement

10.5**	Promissory Note, dated as June 1, 2022, issued to AI TRANSPORTATION CORP

10.6**	Securities Subscription Agreement, dated January 1, 2023, between the Registrant and AI TRANSPORTATION CORP

10.7**	Form of Letter Agreement between the Registrant, AI TRANSPORTATION CORP and each director and officer of the Registrant

10.8**	Form of Administrative Support Agreement by and between the Registrant and AI TRANSPORTATION CORP

14**	Form of Code Ethics

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of Rimon, P.C. (included in Exhibit 5.1)

23.3**	Consent of Ogier (Cayman) LLP – Cayman Islands (included in Exhibit 5.2)

24**	Power of Attorney (included on the signature page herein)

99.1**	Form of Audit Committee Charter

99.2**	Form of Compensation Committee Charter

99.3**	Form of Nominating Committee Charter

99.4**	Consent of Wong Ping Kuen

99.5**	Consent of Ka Cheong Leung

99.6**	Consent of Dick Wai Mak

107**	Filing Fee Table (as previously filed)

* Filed herewith

** Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on the 7th day of November 2023.

AI TRANSPORTATION ACQUISITION CORP

By:	/s/ Yongjin Chen
Name:	Yongjin Chen
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Yongjin Chen		Date: November 7, 2023
Name:	Yongjin Chen
Title:	Chief Executive Officer, Chairman of the Board of Directors and Executive Director (Principal Executive Officer)

/s/ Yun Wu		Date: November 7, 2023
Name:	Yun Wu
Title:	Chief Financial Officer and Executive Director (Principal Financial Officer and Principal Accounting Officer)

*		Date: November 7, 2023
Name:	Wong Ping Kuen
Title:	Director

*		Date: November 7, 2023
Name:	Ka Cheong Leung
Title:	Director

*		Date: November 7, 2023
Name:	Dick Wai Mak
Title:	Director

* By Mr. Yongjin Chen, as attorney-in-fact